Exhibit 31.1 Ce1tifications I, Mike Mckeever, ce1tify that: 1. I have reviewed this repo1t on F01m 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Carvana Auto Receivables Tmst 202 l-N3 (the "Exchange Act periodic repo1ts"); 2. Based on my knowledge, the Exchange Act periodic repo1ts, taken as a whole, do not contain any untme statement of a material fact or omit to state a material fact necessa1y to make the statements made, in light of the circU111Stances under which such statements were made, not misleading with respect to the period covered by this repo1t; 3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this repo1t is included in the Exchange Act periodic repo11s; 4. Based on my knowledge and the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic repo1ts, the servicer has fulfilled its obligations under the servicing agreement in all material respects; and 5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation repo1ts on assessment of compliance with servicing criteria for asset-backed securities required to be included in this repo1t in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as othe1wise disclosed in this repo1t. Any material instances of noncompliance described in such repo1ts have been disclosed in this report on Form 10-K. In giving the ce1tifications above, I have reasonably relied on info1mation provided to me by the following unaffiliated patties: Wells Fargo Bank, National Association and Computershare Trust Company, National Association. Date: March 29, 2023 Isl Mike Mckeever Mike Mckeever President Carvana Receivables Depositor LLC (senior officer in charge of securitization)